UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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FINANCIAL INVESTORS TRUST

(Name of Registrant as Specified In Its Charter)

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FINANCIAL INVESTORS TRUST

Grandeur Peak Emerging Markets Opportunities Fund

Grandeur Peak Global Contrarian Fund

Grandeur Peak Global Explorer Fund

Grandeur Peak Global Micro Cap Fund

Grandeur Peak Global Opportunities Fund

Grandeur Peak Global Reach Fund

Grandeur Peak Global Stalwarts Fund

Grandeur Peak International Opportunities Fund

Grandeur Peak International Stalwarts Fund

Grandeur Peak US Stalwarts Fund

(each, a “Fund”)

Supplement dated April 5, 2023 to the
Prospectus and Statement of Additional Information (“SAI“),

each dated August 31, 2022, as supplemented

The shareholder meeting previously disclosed in the February 23, 2023 supplement to the Funds’ Prospectus and SAI has been moved to May 31, 2023. At that meeting, shareholders of each Fund as of April 5, 2023 will be asked to consider and vote on an Agreement and Plan of Reorganization with respect to the reorganization of each Fund into correspondingly named series of a new trust. For additional information regarding the proposed reorganizations, please see the supplement to the Funds’ Prospectus and SAI dated February 23, 2023.

Shareholders of each existing Fund will receive a combined prospectus/proxy statement with additional information about the reorganization and the shareholders meeting. Please read those materials carefully, as they will contain more detailed information regarding this matter.

Please retain this supplement with your Prospectus and
Statement of Additional Information.